SUNCOKE ENERGY, INC. REPORTS FIRST QUARTER 2024 RESULTS • First quarter 2024 net income was $21.1 million, compared to $17.7 million in the prior year period; first quarter 2024 net income attributable to SXC was $20.0 million, or $0.23 per diluted share, compared to $16.3 million, or $0.19 per diluted share in the prior year period • Consolidated Adjusted EBITDA(1) for the quarter was $67.9 million, compared to $67.1 million in the prior year period • Reaffirming full-year 2024 Consolidated Adjusted EBITDA(1) guidance range of $240 million to $255 million LISLE, Ill. (May 1, 2024) - SunCoke Energy, Inc. (NYSE: SXC) today reported first quarter 2024 results, reflecting strong performance from our cokemaking and logistics segments. "We are very pleased with the results from our cokemaking and logistics segments in the first quarter. Our domestic coke plants continued running at full capacity with strong operational performance. Our logistics segment delivered excellent results, handling 5.5 million tons during the quarter," said Katherine Gates, President of SunCoke Energy, Inc. "All spot blast and foundry coke sales are finalized for the full year, and we are well positioned to achieve our full-year Consolidated Adjusted EBITDA guidance in 2024." (1) See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.

FIRST QUARTER CONSOLIDATED RESULTS

	Three Months Ended March 31,		
(Dollars in millions)	2024	2023	Increase (decrease)
Revenues	$ 488.4	$ 487.8	$ 0.6
Net income attributable to SXC	$ 20.0	$ 16.3	$ 3.7
Adjusted EBITDA[(1)]	$ 67.9	$ 67.1	$ 0.8

(1) See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.

Revenues in the first quarter of 2024 were comparable to the same prior year period, primarily driven by higher blast coke sales volumes and higher volumes at domestic logistics terminals, partially offset by the pass-through of lower coal prices on our long-term, take-or-pay agreements and lower volumes at CMT.

Net income attributable to SXC increased $3.7 million from the same prior year period, primarily due to lower depreciation and amortization expense and lower interest expense.

Adjusted EBITDA increased $0.8 million as compared to the same prior year period, primarily driven by higher blast coke sales volumes and higher volumes at domestic logistics terminals, partially offset by lower volumes at CMT.

FIRST QUARTER SEGMENT RESULTS

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended March 31,		
(Dollars in millions, except per ton amounts)	2024	2023	Increase (decrease)
Revenues	$ 459.5	$ 458.8	$ 0.7
Adjusted EBITDA[(1)]	$ 61.4	$ 60.4	$ 1.0
Sales volumes (thousands of tons)	996	950	46
Adjusted EBITDA per ton[(2)]	$ 61.65	$ 63.58	$ (1.93)

(1) See definition of Adjusted EBITDA elsewhere in this release.
(2) Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues were comparable to the same prior year period, primarily driven by higher blast coke sales volumes, partially offset by the pass-through of lower coal prices on our long-term, take-or-pay agreements.

Adjusted EBITDA increased $1.0 million as compared to the same prior year period, primarily driven by higher blast coke sales volumes.

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Logistics

Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal ("CMT"), Lake Terminal, and Kanawha River Terminals ("KRT").

	Three Months Ended March 31,		
(Dollars in millions, except per ton amounts)	2024	2023	Increase (decrease)
Revenues	$ 20.6	$ 21.1	$ (0.5)
Intersegment sales	$ 5.9	$ 6.2	$ (0.3)
Adjusted EBITDA(1)	$ 13.0	$ 13.5	$ (0.5)
Tons handled (thousands of tons)(2)	5,453	5,309	144

(1) See definition of Adjusted EBITDA elsewhere in this release.
(2) Reflects inbound tons handled during the period.

Revenues and Adjusted EBITDA both decreased by $0.5 million as compared to the same prior year period, primarily driven by lower transloading volumes at CMT, partially offset by higher volumes at domestic terminals.

Brazil Coke

Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.

Revenues were $8.3 million and Adjusted EBITDA was $2.4 million during the first quarter 2024, which was reasonably consistent with the prior year period.

Corporate and Other

Corporate and Other, which includes activity from our legacy coal mining business, was $8.9 million during the first quarter 2024, which was reasonably consistent with $9.2 million during the first quarter 2023.

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2024 OUTLOOK Our 2024 guidance is as follows: • Domestic Coke total production is expected to be approximately 4.1 million tons • Consolidated Net Income is expected to be between $67 million and $84 million • Consolidated Adjusted EBITDA is expected be between $240 million and $255 million • Capital expenditures are projected to be between $75 million and $80 million • Operating cash flow is estimated to be between $185 million to $200 million • Cash taxes are projected to be between $20 million to $25 million Disclaimer: The Company's 2024 outlook and guidance are based on the Company's current estimates and assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these estimates and assumptions, the Company's expectations may change. There can be no assurances that SunCoke will achieve the results expressed by this outlook and guidance. RELATED COMMUNICATIONS We will host our quarterly earnings call at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by dialing 1-833-470-1428 in the U.S. or 1-404-975-4839 if outside the U.S., access code 018265. SUNCOKE ENERGY, INC. SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com. SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke's website at http:// www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings and public conference calls and webcasts. NON-GAAP FINANCIAL MEASURES In addition to U.S. GAAP measures, this press release contains certain non-GAAP financial measures. These non- GAAP financial measures should not be considered as alternatives to the measures derived in accordance with U.S. GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. Additionally, other companies may calculate non-GAAP metrics differently than we do, thereby limiting their usefulness as a comparative measure. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures, including revenues and net income. Reconciliations to the most comparable GAAP financial measures are included following the presentation of financial and operating results included at the end of this press release. DEFINITIONS • Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs, gains or losses on extinguishment of debt, and/or transaction costs ("Adjusted EBITDA"). EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under U.S. GAAP and may not be comparable to other similarly titled 4 measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with U.S. GAAP, and they should not be considered a substitute for net income, or any other measure of financial performance presented in accordance with U.S. GAAP. • Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. • Domestic logistics terminals represents Lake Terminal and Kanawha River Terminals. FORWARD-LOOKING STATEMENTS This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Any statements made in this press release or during the related conference call that are not statements of historical fact, including statements about our full-year 2024 outlook and guidance, our 2024 key initiatives, the ability of our domestic coke plants to continue to operate at full capacity, and future sales commitments, are forward-looking statements and should be evaluated as such. Forward-looking statements represent only our present beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission (SEC). In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the SEC cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release and related conference call, see SunCoke's SEC filings, copies of which are available free of charge on SunCoke's website at www.suncoke.com or on the SEC's website at www.sec.gov. All forward-looking statements included in this press release and related conference call are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release and related conference call also could have material adverse effects on forward-looking statements. Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release except as required by applicable law. 5

SunCoke Energy, Inc. Consolidated Statements of Income (Unaudited) (Dollars and shares in millions, except per share amounts) Revenues Sales and other operating revenue $ 488.4 $ 487.8 Costs and operating expenses Cost of products sold and operating expenses 402.2 402.0 Selling, general and administrative expenses 18.4 18.8 Depreciation and amortization expense 33.3 35.3 Total costs and operating expenses 453.9 456.1 Operating income 34.5 31.7 Interest expense, net 6.3 7.2 Income before income tax expense 28.2 24.5 Income tax expense 7.1 6.8 Net income 21.1 17.7 Less: Net income attributable to noncontrolling interests 1.1 1.4 Net income attributable to SunCoke Energy, Inc. $ 20.0 $ 16.3 Earnings attributable to SunCoke Energy, Inc. per common share: Basic $ 0.24 $ 0.19 Diluted $ 0.23 $ 0.19 Weighted average number of common shares outstanding: Basic 85.0 84.5 Diluted 85.3 84.9 Three Months Ended March 31, 2024 2023 6

SunCoke Energy, Inc. Consolidated Balance Sheets March 31, 2024 December 31, 2023 (Unaudited) (Dollars in millions, except par value amounts) Assets Cash and cash equivalents $ 120.1 $ 140.1 Receivables, net 110.9 88.3 Inventories 188.2 182.6 Other current assets 12.2 4.4 Income tax receivable — 1.4 Total current assets 431.4 416.8 Properties, plants and equipment (net of accumulated depreciation of $1,416.1 million and $1,383.6 million at March 31, 2024 and December 31, 2023, respectively) 1,169.4 1,191.1 Intangible assets, net 30.6 31.1 Deferred charges and other assets 21.9 21.4 Total assets $ 1,653.3 $ 1,660.4 Liabilities and Equity Accounts payable $ 159.6 $ 172.1 Accrued liabilities 39.6 51.7 Interest payable 6.1 — Income tax payable 4.5 — Total current liabilities 209.8 223.8 Long-term debt 490.8 490.3 Accrual for black lung benefits 53.9 53.2 Retirement benefit liabilities 15.4 15.8 Deferred income taxes 190.8 190.4 Asset retirement obligations 14.4 14.1 Other deferred credits and liabilities 25.0 27.3 Total liabilities 1,000.1 1,014.9 Equity Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both March 31, 2024 and December 31, 2023 — — Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 99,479,966 and 99,161,446 shares at March 31, 2024 and December 31, 2023, respectively 1.0 1.0 Treasury stock, 15,404,482 shares at both March 31, 2024 and December 31, 2023 (184.0) (184.0) Additional paid-in capital 727.5 729.8 Accumulated other comprehensive loss (12.9) (12.8) Retained earnings 91.4 80.2 Total SunCoke Energy, Inc. stockholders’ equity 623.0 614.2 Noncontrolling interest 30.2 31.3 Total equity 653.2 645.5 Total liabilities and equity $ 1,653.3 $ 1,660.4 7

SunCoke Energy, Inc. Consolidated Statements of Cash Flows (Unaudited) Three Months Ended March 31, 2024 2023 (Dollars in millions) Cash Flows from Operating Activities Net income $ 21.1 $ 17.7 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization expense 33.3 35.3 Deferred income tax expense 0.4 2.8 Share-based compensation expense 1.3 1.6 Changes in working capital pertaining to operating activities: Receivables, net (23.0) 23.3 Inventories (5.6) (59.0) Accounts payable (8.1) 22.2 Accrued liabilities (12.0) (15.3) Interest payable 6.1 6.1 Income taxes 5.9 3.4 Other operating activities (9.4) (7.9) Net cash provided by operating activities 10.0 30.2 Cash Flows from Investing Activities Capital expenditures (15.5) (22.6) Other investing activities 0.4 0.3 Net cash used in investing activities (15.1) (22.3) Cash Flows from Financing Activities Proceeds from revolving facility 11.0 139.0 Repayment of revolving facility (11.0) (139.0) Repayment of financing obligation — (0.8) Dividends paid (9.0) (6.7) Cash distribution to noncontrolling interests (2.2) (3.7) Other financing activities (3.7) (3.4) Net cash used in financing activities (14.9) (14.6) Net decrease in cash and cash equivalents (20.0) (6.7) Cash and cash equivalents at beginning of period 140.1 90.0 Cash and cash equivalents at end of period $ 120.1 $ 83.3 Supplemental Disclosure of Cash Flow Information Interest paid $ — $ 0.5 Income taxes paid $ 0.7 $ 0.5 8

SunCoke Energy, Inc.
Segment Financial and Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2024 and 2023, respectively:

	Three Months Ended March 31,	
	2024	2023
	(Dollars in millions, except per ton amounts)	
Sales and Other Operating Revenues:		
Domestic Coke	$ 459.5	$ 458.8
Brazil Coke	8.3	7.9
Logistics	20.6	21.1
Logistics intersegment sales	5.9	6.2
Elimination of intersegment sales	(5.9)	(6.2)
Total sales and other operating revenues	$ 488.4	$ 487.8
Adjusted EBITDA:		
Domestic Coke	$ 61.4	$ 60.4
Brazil Coke	2.4	2.4
Logistics	13.0	13.5
Corporate and Other, net[(1)]	(8.9)	(9.2)
Total Adjusted EBITDA[(2)]	$ 67.9	$ 67.1
Coke Operating Data:		
Domestic Coke capacity utilization[(3)]	100 %	100 %
Domestic Coke production volumes (thousands of tons)	1,000	994
Domestic Coke sales volumes (thousands of tons)	996	950
Domestic Coke Adjusted EBITDA per ton[(4)]	$ 61.65	$ 63.58
Brazilian Coke production—operated facility (thousands of tons)	371	398
Logistics Operating Data:		
Tons handled (thousands of tons)	5,453	5,309

(1) Corporate and Other, net is not a reportable segment.
(2) See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(3) The production of foundry coke tons does not replace blast furnace coke tons on a ton for ton basis, as foundry coke requires longer coking time. The Domestic Coke capacity utilization is calculated assuming a single ton of foundry coke replaces approximately two tons of blast furnace coke.
(4) Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

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SunCoke Energy, Inc. Reconciliation of Non-GAAP Information Net Income to Consolidated Adjusted EBITDA Three Months Ended March 31, 2024 2023 (Dollars in millions) Net income $ 21.1 $ 17.7 Add: Depreciation and amortization expense 33.3 35.3 Interest expense, net 6.3 7.2 Income tax expense 7.1 6.8 Transaction costs(1) 0.1 0.1 Adjusted EBITDA $ 67.9 $ 67.1 (1) Costs incurred as part of the granulated pig iron project with U.S. Steel. 10

SunCoke Energy, Inc. Reconciliation of Non-GAAP Information Estimated 2024 Net Income to Estimated 2024 Consolidated Adjusted EBITDA 2024 Low High (Dollars in millions) Net income $ 67 $ 84 Add: Depreciation and amortization expense 122 118 Interest expense, net 28 26 Income tax expense 23 27 Adjusted EBITDA $ 240 $ 255 Investor/Media Inquiries: Sharon Doyle Manager, Investor Relations (630) 824-1907 11